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                                                                    EXHIBIT 23.4

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59091 of Tyco International Ltd. on Form S-4 of our report dated January 20, 1998, appearing in the Annual Report on Form 10-K of United States Surgical Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Stamford, Connecticut
August 31, 1998